UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 21, 2006
U.S. BANCORP
(Exact name of registrant as specified in its charter)
1-6880
(Commission File Number)

DELAWARE (State or other jurisdiction of incorporation)	41-0255900 (I.R.S. Employer Identification Number)
800 Nicollet Mall
Minneapolis, Minnesota 55402
(Address of principal executive offices and zip code)
(651) 466-3000
(Registrant’s telephone number, including area code)
(not applicable)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Certificate of Designation
Replacement Capital Covenant dated December 22, 2006

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 21, 2006, U.S. Bancorp. (the “Company”) filed a Certificate of Designation with the Delaware Secretary of State for the purpose of amending its Restated Certificate of Incorporation to establish the preferences, limitations, voting powers and relative rights of its Series C Non-Cumulative Perpetual Preferred Stock with a liquidation preference of $100,000 per share (the “Series C Preferred Stock”). The Certificate of Designation became effective upon filing with the Delaware Secretary of State on December 21, 2006. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01 Other Events
On December 22, 2006, USB Realty Corp. (“USB Realty”), an indirect subsidiary of U.S. Bank National Association (“U.S. Bank”), a national banking association and the principal bank subsidiary of the Company, closed the sale of $500,000,000 of Fixed-to-Floating Rate Exchangeable Non-Cumulative Perpetual Series A Preferred Stock, liquidation preference $100,000 per security (the “Series A preferred securities”). In connection with the offering of the Series A preferred securities, an indirect subsidiary of U.S. Bank conveyed to USB Realty a portfolio of assets consisting of mortgage-backed securities in exchange for 100% of the Common Stock of USB Realty and the net proceeds from the offering of the Series A preferred securities.
The Series A preferred securities were offered and sold in reliance on Rule 144A under the Securities Act of 1933, as amended, only to persons who are “qualified institutional buyers” within the meaning of Rule 144A and “qualified purchasers” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended. The proceeds from USB Realty’s offering of the Series A preferred securities will be available to U.S. Bank and its affiliates for general corporate purposes.
The Series A preferred securities do not have a stated maturity date. The Series A preferred securities are not redeemable at the option of the holders. Subject to the prior approval of the Office of the Comptroller of the Currency (the “OCC”), if then so required, the Series A preferred securities will be redeemable, at the option of USB Realty, subject, in certain circumstances to USB Realty’s obligation to make certain “make-whole” payments.
If the OCC so directs following the occurrence of a Conditional Exchange Event (defined below) each Series A preferred security will be automatically exchanged for a share of Series C Preferred Stock. “Conditional Exchange Event” means: (a) U.S. Bank becoming “undercapitalized” under the OCC’s “prompt corrective action” regulations, (b) U.S. Bank being placed into conservatorship or receivership or (c) the OCC, in its sole discretion, directing such exchange in anticipation of U.S. Bank becoming “undercapitalized” in the near term or taking supervisory action that limits the payment of dividends, as applicable, by U.S. Bank, and in connection therewith, directs such exchange.
U.S. Bank has received confirmation from the OCC that the minority interest associated with the Series A preferred securities will qualify as Tier 1 bank regulatory capital of U.S. Bank. The Company expects to treat the minority interest associated with the Series A preferred securities as Tier 1 capital at the Company level.
On December 22, 2006, in connection with the closing of the Series A preferred securities offering, the Company entered into a Replacement Capital Covenant (the “RCC”), whereby the Company agreed for the benefit of certain of its debtholders named therein that neither it nor any of its subsidiaries would purchase or redeem the Series A preferred securities unless such purchases or redemptions are made from the proceeds of the issuance of certain qualified securities and pursuant to the other terms and conditions set forth in the RCC. A copy of the RCC is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

3.1	Certificate of Designation of U.S. Bancorp with respect to the Series C Preferred Stock filed with the Delaware Secretary of State on December 21, 2006.

99.1	Replacement Capital Covenant dated December 22, 2006, by U.S. Bancorp in favor of specified debtholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 22, 2006

U.S. BANCORP
By:	/s/ Lee R. Mitau
Name:	Lee R. Mitau
Title:	Executive Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit No.
3.1	Certificate of Designation of U.S. Bancorp with respect to the Series C Preferred Stock filed with the Delaware Secretary of State on December 21, 2006.

99.1	Replacement Capital Covenant dated December 22, 2006, by U.S. Bancorp in favor of specified debtholders.